Exhibit 24.1
POWER OF ATTORNEY

    WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the "Company"), is required to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2025; and

    WHEREAS, each of the individuals identified below is a director of the Company.

    NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Martin J. Lyons, Jr. and/or Leonard P. Singh and/or David M. Feinberg the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Form 10-K and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

    IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of February, 2026:

Cynthia J. Brinkley, Director	/s/ Cynthia J. Brinkley

Catherine S. Brune, Director	/s/ Catherine S. Brune

Ward H. Dickson, Director	/s/ Ward H. Dickson

Jamie L. Engstrom, Director	/s/ Jamie L. Engstrom

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Rafael Flores, Director	/s/ Rafael Flores

Richard J. Harshman, Director	/s/ Richard J. Harshman

Craig S. Ivey, Director	/s/ Craig S. Ivey

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Leo S. Mackay, Jr., Director	/s/ Leo S. Mackay, Jr.

Steven O. Vondran, Director	/s/ Steven O. Vondran